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                    RESTATED CERTIFICATE OF INCORPORATION
                                     -of-
                                HARDINGE INC.
                              Under Section 807
                       of the Business Corporation Law.

   We, ROBERT E. AGAN and J. PHILIP HUNTER, being respectively, the President and Chief Executive Officer and the Secretary of Hardinge Inc., in accordance with Section 807 of the Business Corporation Law, hereby certify:

   1. The name of the Corporation is Hardinge Inc.

   2. The Corporation is a consolidation of Morrison Machine Products, Inc., whose Certificate of Incorporation was filed by the Department of State of the State of New York on December 14, 1925, and Hardinge Brothers, Inc., whose Certificate of Incorporation was filed by the Department of State of the State of New York on March 3, 1931. The Certificate of Consolidation, pursuant to Section 86 of the New York Stock Corporation Law, was filed by the Department of State of the State of New York on December 24, 1937. A Restated Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on May 19, 1987. A Certificate of Amendment of the Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on each of June 21, 1988, May 19, 1995 and May 24, 1995.

   3. The text of the Certificate of Incorporation as amended heretofore is hereby restated without further amendment or change to read as herein set forth:

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   1. The name of the Corporation is Hardinge Inc.

   2. The purposes for which it is to be formed are to acquire, buy, purchase, lease or otherwise equip, maintain and operate a general machine shop, to design and manufacture tools, machinery, boilers, engines and all things made wholly or partly from metals, to do repairing, welding, brazing, stamping and cutting and electrical work of all kinds, to engage in all kinds of mechanical and electrical engineering and manufacturing business; to apply for, acquire, buy, lease, sell, assign, pledge or otherwise acquire or dispose of letters patent issued by the United States or by any foreign country; and to acquire by purchase or otherwise, and to sell, assign, or pledge or license territorial rights authorizing the manufacture of patent articles, to acquire by purchase or otherwise licenses, privileges, inventions, trade-marks and trade-names used in connection with any article that this Corporation has the right to manufacture, buy or sell; and to grant licenses under letters patent of the United States or any foreign country; to purchase, lease or otherwise acquire and to sell, mortgage or lease real property, whether improved or unimproved, or any interest therein, and to any amount, in the State of New York, or any state or territory of the United States or any foreign country; and to conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country, in conformity with the laws of said state, territory or foreign country; and to have and maintain in any said state, territory or foreign country a business office, plant or store; and to do and perform all and everything which may be necessary, advisable or suitable and proper for the conduct of the business of said Corporation and for the purpose of carrying out the objects heretofore expressed, and to exercise all implied powers and rights in the conduct of the business which the Corporation may possess.

   3. The total number of shares which the Corporation may henceforth have is 22,000,000, all of which are to have a par value of $0.01 each, which shares shall be classified as follows:

   2,000,000 shares of the par value of $0.01 each are to be Preferred Stock;
and

   20,000,000 shares of the par value of $0.01 each are to be a single class of common stock (the "Common Stock").

   4. The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each class are as follows:

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   I. The Preferred Stock may be issued from time to time in one or more series, each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences, or limitations, as the Board of Directors, subject to the limitations prescribed by law or provided herein, may from time to time fix, before issuance, by delivering an appropriate certificate of amendment to the Department of State pursuant to the Business Corporation Law of the State of New York. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the fixing of the following:

       (a) The number of shares to constitute the series and the distinctive designation thereof;

       (b) The dividend rate on the shares of the series; whether dividends shall be cumulative; and, if so, from what date or dates;

       (c) Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the shares of the series shall be entitled to receive upon the redemption thereof;

       (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

       (e) Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Corporation, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;

       (f) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

       (g) The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking

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     junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

       (h) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

       (i) Any other relative rights, preferences and limitations of the series.

   II. Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, before any dividends shall be declared and paid, or set apart for payment, on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or assets, with respect to the same dividend period.

   III. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required by the terms of the certificate creating the series representing the shares outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock and after complying with all the provisions with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of any certificate creating any series of Preferred Stock with respect to the payment of dividends on any other class or classes of stock, declare and pay dividends on the Common Stock, and the Preferred Stock shall not be entitled to share therein.

   IV. Upon any liquidation, dissolution or winding-up of the Corporation, after payment, if any is required, shall have been made in full to the Preferred Stock as provided in any certificate creating any series thereof, but not prior thereto, the Common Stock shall, subject to the respective terms and provisions, if any, of any such certificate, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

   V. No holder of Common Stock or any series of Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into any such stock or to any right of subscription to, or to any warrant or

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option for, the purchase of any stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

   VI. The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise expressly provided with respect to the holders of any other class or classes of stock.

   VII. Series A Preferred Stock. The designation and amount, relative rights, preferences and limitations of the shares of Series A Preferred Stock, par value $.01 per share, as fixed by the Board of Directors of the Corporation, are as follows:

       (1) Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be 250,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options, or warrants or upon conversion of outstanding securities issued by the Company.

       (2) Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September, and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly

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     Dividend Payment Date, or, with respect to the first Quarterly Dividend
     Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after May 16, 1995 (the "Rights Declaration Date"} (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

       (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock

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     from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       (3) Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

       (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of

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     shares of Common Stock that were outstanding immediately prior to such event.

       (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

       (C) (i) If at any time dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

       (ii) During any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third or more of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Preferred Stock of such rights. At any meeting at which holders of Units of Series A Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected to fill vacancies at any special meeting does not amount to the required number, proper provision shall be made so that the

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     number of Directors constituting the entire Board of Directors shall be increased by that number of Directors necessary to permit the election by the holders of the Series A Preferred Stock of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

       (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later then 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph
     (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

       (iv) During any default period, the holders of shares of Common Stock and Units of Series A Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Preferred Stock shall have exercised their right to elect two Directors voting as a separate

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     class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

       (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

       (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Preferred Stock during any default period notwithstanding any provisions of the Certificate to the contrary.

       (D) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

       (4) Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears,

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     thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred
     Stock shall have been paid in full, the Corporation shall not

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

       (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

       (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

       (5) Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or

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     resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       (6) Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

       (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause
     (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

       (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or converted into other stock or

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     securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock,
     (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

       (8) Redemption. The Units of Series A Preferred Stock shall not be redeemable.

       (9) Ranking. The Units of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereinafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

       (10) Amendment. The Certificate, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

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       (11)  Fractional Shares. The Series A Preferred Stock may be issued in
     Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

       (12) Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

       (A) The term "Common Stock" shall mean the class of stock designated as the Series Common Stock, par value $.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

       (B) The term "junior stock" (i) as used in Section 4 shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

       (C) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

     5. The office of the Corporation shall be located in the County of Chemung, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation, which may be served upon him, is P.O. Box 1507, Elmira, New York 14902.

     6.  The duration of the Corporation shall be perpetual.

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     7.  Subject to the other provisions of this Certificate of
Incorporation, the business of the Corporation shall be managed under the direction of its Board of Directors. The number of Directors constituting the Board shall be nine subject to increase or decrease from time to time as provided in the By-laws of the Corporation. The By-laws may be amended only by the affirmative vote of at least 75% of the entire Board of Directors or by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. The Directors shall be classified, with respect to the period for which they shall severally hold office into three classes as nearly equal in number as possible each holding office, subject to the transitional provisions described below, for a period expiring at the third annual meeting of stockholders following the first annual meeting of stockholders of the Corporation at which Directors of such class have been elected. For transitional purposes the Directorships held by the 9 Directors holding office following the 1995 Annual Meeting shall be classified as follows:

         Class I Directorships.-      Messrs. Agan, Cole and Gibson will be
                                      considered to hold Class I Directorships.
                                      The Class I Directorships held by Messrs.
                                      Agan and Cole will expire at the Annual
                                      Meeting of Stockholders in 1996 and 1998
                                      and at the Annual Meetings held every
                                      third year thereafter and the Class I
                                      Directorship held by Mr. Gibson will
                                      expire at the Annual Meeting of
                                      Stockholders in 1995, 1997 and 1998 and at
                                      the Annual Meetings held in every third
                                      year thereafter;

         Class II Directorships.-     Dr. Menger and Messrs. Powers and Hunter
                                      will be considered to hold Class II
                                      Directorships. The Class II Directorships
                                      held by Dr. Menger and Mr. Hunter will
                                      expire at the Annual Meeting of
                                      Stockholders in 1995, 1997 and 1999 and at
                                      the Annual Meetings held in every third
                                      year thereafter and the Class II
                                      Directorship held by Mr. Powers will
                                      expire at the Annual Meeting of
                                      Stockholders held in 1996, 1997 and 1999
                                      and at the Annual Meetings held in every
                                      third year thereafter; and

16

         Class III                    Messrs. Bennett, Flynn and Greenlee will
           Directorships.-            be considered to hold Class III
                                      Directorships. The Class III Directorships
                                      held by Messrs. Bennett and Flynn will
                                      expire at the Annual Meeting of
                                      Stockholders in 1995 and 1997 and at the
                                      Annual Meetings of Stockholders held in
                                      every third year thereafter and the Class
                                      III Directorship held by Mr. Greenlee will
                                      expire at the Annual Meeting of
                                      Stockholders held in 1996 and 1997 and at
                                      the Annual Meetings held in every third
                                      year thereafter.

     Newly created Directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business and until such Director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors or change in the restrictions and qualifications for Directors shall shorten the term of any incumbent director.

     Any Director, an entire class of Directors or the entire Board of Directors may be removed from office, only for cause, and only by the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or to repeal this Article 7, provided, however, that the vote of only a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors voting together as a single class shall be

17

required if such alteration, amendment, inconsistent provision or repeal was approved by at least 75% of the entire Board of Directors.

     8. The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.

     9.  Business Combinations.

     9.1 For the purposes of this Article 9:

     1. The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor Rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of this Corporation which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by stockholders of the Corporation in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

     2.  The term "Business Combination" shall mean:

       a. any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of this Corporation or of a Major Stockholder into this Corporation or a Subsidiary;

       b. any sale, lease, exchange, transfer, distribution or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all,

18

           substantially all or any Substantial Part of the assets of this Corporation or a Subsidiary (including, without limitation, any securities of a Subsidiary);

       c. the purchase, exchange, lease or other acquisition by the Corporation or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

       d. the issuance of any securities, or of any rights, warrants or options to acquire any securities, of this Corporation or a Subsidiary to a Major Stockholder or the acquisition by this Corporation or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

       e. any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Corporation or any Subsidiary thereof which is beneficially owned by a Major Stockholder;

       f. Any plan or proposal for any partial or complete liquidation, spin off, split off or split up of the Corporation or any Subsidiary thereof proposed directly or indirectly by or on behalf of a Major Stockholder; and

       g. any agreement, contract or other arrangement providing for any of the transactions described herein.

     3. The term "Continuing Director" shall mean (i) a person who was a member of the Board of Directors of this Corporation immediately prior to the time that any then existing Major

19

         Stockholder became a Major Stockholder or (ii) a person elected to the Board of Directors at the 1986 Annual Meeting of stockholders or
         (iii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors of the Corporation.

     4. The term "Major Stockholder" shall mean any Person which, together with its "Affiliates" and "Associates" (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or any similar successor Rule) and any Person acting in concert therewith, is the beneficial owner of 10% or more of the votes held by the holders of the outstanding shares of the Voting Stock of this Corporation, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary of this Corporation, nor a Person who was a Major Stockholder on May 20, 1986.

     5. The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Corporation, any Subsidiary of the Corporation or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any of them, pursuant to one or more employee benefit plans or arrangements). When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person".

     6. The term "Subsidiary" shall mean any business entity 50% or more of which is beneficially owned by the Corporation.

     7. The term "Substantial Part", as used in reference to the assets of the Corporation, of any Subsidiary or of any Major Stockholder means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is made.

20

     8. The term "Voting Stock", shall mean the Common Stock and any other securities entitled to vote upon any action to be taken in connection with any Business Combination including stock or other securities convertible into Voting Stock.

     9.2 Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in 9.3 of this Article 9, neither the Corporation nor any Subsidiary shall be party to a Business Combination unless the Business Combination was approved by at least 75% of the outstanding Voting Stock of this Corporation and by at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall only require such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if

       1. The Business Combination was approved by the Board of Directors of the Corporation prior to the Major Stockholder involved in the Business Combination becoming a Major Stockholder; or

       2. The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

       3. The Business Combination was approved by at least 75% of the Continuing Directors of the Corporation.

     9.3 During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Corporation shall be adopted only upon the vote by at least 75% of the outstanding Voting Stock of this Corporation and by at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation if such dissolution was approved by the vote of at least 75% of the Continuing Directors of the Corporation.

21

     9.4 The Board of Directors of the Corporation, when evaluating a Business Combination or the dissolution of the Corporation, shall give due consideration to all relevant factors, including without limitation the social and economic effects of such action or transaction upon the Corporation, its stockholders, employees, customers, vendors, suppliers and other constituencies, and on the communities in which the Corporation operates or is located.

     9.5 As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

       1.  The amount of Voting Stock beneficially held by any Person;

       2.  Whether a Person is an Affiliate or Associate of another;

       3.  Whether a Person is acting in concert with another;

       4. Whether the assets subject to any Business Combination constitute a "Substantial Part" as herein defined;

       5. Whether a proposed transaction is subject to the provisions of this Article 9; and

       6. Any other matters with respect to which a determination is required under this Article 9.

     Any such determination shall be conclusive and binding for all purposes of this Article 9.

     9.6 The affirmative vote of the Board of Directors, the Continuing Directors, or the Voting Stock required by this Article 9 is in addition to the vote otherwise required by law or this Certificate of Incorporation.

     9.7 Any amendment, change or repeal of this Article 9 or any other amendment of this Certificate of Incorporation which would have the effect of modifying or permitting circumvention of the provisions of this Article 9 shall require approval by at least 75% of the outstanding voting Stock of the

22

Corporation and at least 75% of the outstanding Voting Stock beneficially owned by stockholders other than any Major Stockholder, provided, however, that such 75% vote of the outstanding stockholders and such 75% vote of the stockholders other than the Major Stockholder shall not be required and such Business Combination shall only require such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation if such amendment, change, repeal or other amendment was approved by the vote of at least 75% of the Continuing Directors of the Corporation.

     9.8 The requirements and restrictions of this Article 9 relating to Business Combinations are in addition to the requirements and restrictions of
Section 912 of the Business Corporation Law relating to Business Combinations but shall not limit any requirements or restrictions of said Section 912 relating to Business Combinations.

     10. The provisions of Section 912 of the Business Corporation Law shall apply to this Corporation.

     11. Liability of Directors. A director of the Corporation shall not be liable to the Corporation or its stockholders for damages for any breach of duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article 11 by the stockholders of the Corporation shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     4. This restatement of the Certificate of Incorporation was authorized by the Board of Directors.

     IN WITNESS WHEREOF, we have signed this Restated Certificate of Incorporation on the 22 day of May, 1995.

         /s/  Robert E. Agan
              Robert E. Agan,
              President and Chief Executive Officer
               of Hardinge Inc.

                    /s/  J. Philip Hunter
                         J. Philip Hunter,
                         Secretary of Hardinge Inc.

  State of New York,    )

                        : ss.

   County of Chemung.   )

     On this 22 day of May, 1995, before me personally came Robert E. Agan and J. Philip Hunter, to me known, and known to me to be the persons described in and who executed the foregoing Restated Certificate of Incorporation, and they thereupon severally duly acknowledged to me that they executed the same.

         /s/  Joy L. Bliler
              Notary Public

         JOY L. BLILER
         Notary Public in the State of New York
         CHEMUNG COUNTY #4962075
         Commission Expires February 12, 1996

   State of New York,    )

                        : ss.

   County of Chemung.   )

     Robert E. Agan and J. Philip Hunter, being duly sworn, depose and say that each for himself deposes and says: That he, Robert E. Agan, is the President and Chief Executive Officer of Hardinge Inc. and he, J. Philip Hunter, is the Secretary thereof; that he was duly authorized to execute and file the foregoing Restated Certificate of Incorporation by the authorization of the Board of Directors of Hardinge Inc., at a Directors' meeting held at One Hardinge Drive in the Town of Horseheads, New York, on the 16th day of May, 1995, at 4:00 P.M.

         /s/  Robert E. Agan
              Robert E. Agan, President and Chief
              Executive Officer

         /s/  J. Philip Hunter
              J. Philip Hunter, Secretary

   Subscribed and sworn to before
me this 22 day of May, 1995.

   /s/ Joy L. Bliler
       Notary Public

   JOY L. BLILER
   Notary Public in the State of New York
   CHEMUNG COUNTY #4962075
   Commission Expires February 12, 1996

RESTATED CERTIFICATE OF INCORPORATION
OF
HARDINGE INC
UNDER SECTION 807 OF THE
BUSINESS CORPORATION LAW

SHEARMAN & STERLING
599 LEXINGTON AVE
NY, NY 10022



HARDINGE INC. AND SUBSIDARIES